UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – February 15, 2006

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

A.	Amendments to Non-qualified Deferred Compensation Plans and Arrangements.

On February 16, 2006, the Board of Directors (Board) of TXU Corp. (Company) approved amendments to certain of the Company’s non-qualified deferred compensation plans and arrangements (collectively, Plans), in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Code Section 409A), and its accompanying guidance, which requires that the Plans be operated in good faith compliance with Code Section 409A, and that the Company adopt any complying amendments to the Plans, effective as of January 1, 2005, as described below.

The TXU Salary Deferral Program (SDP) was amended to: (i) provide for a one-time distribution election under the retirement option, consistent with the requirements of Code Section 409A; (ii) provide for a one-time redeferral right under the retirement option and treat the aggregate amounts to be distributed under the retirement option as a single payment, consistent with Code Section 409A; (iii) provide for a distribution upon an unforeseeable emergency; (iv) eliminate the provision permitting the redeferral under the SDP of amounts maturing under the TXU Deferred and Incentive Compensation Plan (DICP); and (v) delay by six months distributions made to key employees (as defined under Code Section 409A) upon a separation from service.

DICP was amended to: (i) eliminate the provision permitting redeferral under the SDP; (ii) eliminate the provisions accelerating distributions following a change in control of the Company; and (iii) delay by six months distributions made to key employees upon a separation from service.

Each of the TXU Deferred Compensation Plan for Outside Directors and the TXU Deferred Compensation Plan for Directors of Subsidiaries was amended to: (i) eliminate the provisions permitting the acceleration of previously elected deferral periods; (ii) conform the redeferral provisions to Code Section 409A; (iii) provide for a distribution upon an unforeseeable emergency; and (iv) eliminate the provisions accelerating distributions following a change in control of the Company.

The TXU Second Supplemental Retirement Plan was amended to: (i) provide for the commencement of benefits as follows: (a) for traditional retirement plan participants, upon the later of a participant’s separation from service or attaining age 55; and (b) for cash balance participants, upon the later of a participant’s separation from service or the date that ten years of accredited service under the TXU Retirement Plan would have been earned; (ii) provide that distributions will be in the form of a basic life annuity or another actuarially equivalent life annuity selected by traditional participants; and in the form of a lump sum payment for cash balance participants; (iii) provide for a one-time redeferral right consistent with Code Section 409A and; (iv) delay by six months distributions made to key employees upon a separation from service.

The foregoing summaries of the amendments to the Plans are not complete and are qualified in their entirety by reference to each of the Plans, as amended and restated, filed herewith as Exhibits 10.1 through 10.5 and incorporated by reference hereto.

B.	Organization and Compensation Committee Determination Relating to Employment Agreements.

As previously disclosed, at the close of business on December 8, 2005, the Company effected a two-for-one stock split of its outstanding shares of common stock, without par value, in the form of a 100% share dividend (Stock Split). On February 15, 2006, the Organization and Compensation Committee of the Board (O&C Committee) determined that the minimum number of performance units required to be issued to Messrs. Wilder, Burke, Campbell and Greene pursuant to the terms of their employment agreements would be adjusted to reflect the Stock Split.

C.	Determination of Executive Annual Incentive Plan Awards’ Criteria.

Determination of incentive award percentages for the executives participating in the TXU Executive Annual Incentive Plan (AIP) is based on the attainment of certain goals for the Company. The O&C Committee establishes corporate-wide performance goals at the beginning of each fiscal year. The Company’s performance against those goals triggers funding for bonuses under the AIP. The allocation of these amounts among the Company’s business units is based on performance of each business unit against specific performance targets which are determined by senior management of the Company. Each executive officer’s AIP bonus is based on attainment of business unit performance targets.

On February 15, 2006, the O&C Committee approved operational earnings per share and operational cash flow as the corporate performance indicators which will be used to determine the level of corporate-wide funding under the AIP for bonuses payable for the 2006 fiscal year. Operational earnings per share is a financial measure, not prepared in accordance with accounting principles generally accepted in the United States (GAAP), that adjusts GAAP (diluted) earnings per share for special items and income or losses that are not related to continuing operations. Operational cash flow is a non-GAAP financial measure that adjusts cash flow from continuing operations, a GAAP financial measure, to reflect cash expenditures or receipts relating to special items. The business unit performance targets will be finalized by the Company’s senior management in the coming weeks.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 16, 2006, the Board elected Mr. Gerardo (Gerry) I. Lopez to serve as a director of the Company. Effective upon Mr. Lopez’ election as a director, Mr. William (Bill) M. Griffin retired from the Board. Mr. Lopez’ initial term as a director will continue until the 2006 annual meeting of shareholders. The Board appointed Mr. Lopez to the Nominating and Governance Committee and the O&C Committee.

Mr. Lopez, 46, is the President of Global Consumer Products at Starbucks Coffee Company (Starbucks), the world’s leading retailer, roaster and brand of specialty coffee. He is a member of Starbucks executive management team that provides strategic and operational direction for all Starbucks businesses. At Starbucks, Mr. Lopez has functional responsibility for developing strategies to support the company’s growth and expansion of consumer products worldwide. Prior to joining Starbucks, Mr. Lopez served as president of Handleman Entertainment Resources, as well as president, International Division, of International Home Foods.

The Board has determined that Mr. Lopez is an “independent” director under the Company’s Corporate Governance Guidelines and the independence requirements of the New York Stock Exchange, as well as the applicable rules promulgated by the Securities and Exchange Commission (SEC).

As a non-employee director, Mr. Lopez will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors, as disclosed in the Company’s 2005 Proxy Statement (as amended), initially filed with the SEC on April 1, 2005.

There are no arrangements between Mr. Lopez and any other person pursuant to which Mr. Lopez was elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Lopez has a material interest.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d	)	Exhibit No.	Description

		10.1	TXU Salary Deferral Program, as amended and restated, dated February 16, 2006.

		10.2	TXU Deferred and Incentive Compensation Plan, as amended and restated, dated February 16, 2006

		10.3	TXU Deferred Compensation Plan for Outside Directors, as amended and restated, dated February 16, 2006.

		10.4	TXU Deferred Compensation Plan for Directors of Subsidiaries, as amended and restated, dated February 16, 2006.

		10.5	TXU Second Supplemental Retirement Plan, as amended and restated, dated February 16, 2006.

		10.6	Determination of the Organization and Compensation Committee of the Board of Directors of TXU Corp., dated February 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXU CORP.

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: February 22, 2006

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